As filed with the Securities and Exchange Commission on April 3, 2006
Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
LIVE NATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3247759
(State or other jurisdiction	(I.R.S Employer Identification No.)
of incorporation or organization)

9348 Civic Center Drive
Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)
Live Nation, Inc. 2005 Stock Incentive Plan
(Full title of the plan)
Michael G. Rowles
Executive Vice President and General Counsel
Live Nation, Inc.
9348 Civic Center Drive
Beverly Hills, CA 90210
(310) 867-7000
Copies to:
Daryl L. Lansdale, Jr.
Fulbright & Jaworski L.L.P.
300 Convent Street, Suite 2200
San Antonio, TX 78205
(210) 224-5575
(Name, address, and telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities to be	Amount to be	offering price	aggregate offering	registration fee
registered	registered (1) (3)	per share (2)	price (2)	(2)
Common Stock, $.01 par value per share (3)	9,000,000 shares	$19.00	$171,000,000	$18,297.00

     (1) This Registration Statement also covers an additional indeterminable number of shares as may be required pursuant to the Live Nation, Inc. 2005 Stock Incentive Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the common stock.
     (2) Estimated solely for the purpose of calculating the registration fee and are based on the average of high and low prices of the common stock on the New York Stock Exchange on March 30, 2006, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.
     (3) Includes preferred share purchase rights (the “Rights”) which initially attach to and trade with the shares of common stock being registered hereby. The terms of the Rights are described in the Rights Agreement, filed as Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2005. Value attributable to such Rights, if any, is reflected in the market price of the common stock.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     The documents containing the information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 are omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.
     The following documents filed by us with the Securities and Exchange Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this Registration Statement:
(i)	Our annual report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2006;

(ii)	Our current reports on Form 8-K, filed with the Securities and Exchange Commission on December 12, 2005, December 16, 2005, December 23, 2005, January 9, 2006, January 27, 2006, February 1, 2006, February 21, 2006 and March 17, 2006; and

(iv)	A description of our common stock and preferred share purchase rights included under the caption “Description of Our Capital Stock” in the Information Statement filed as Exhibit 99.1 to our Registration Statement on Form 10, as amended (File No. 01-32601), as filed with the Securities and Exchange Commission on December 8, 2005, including any amendment or report filed for the purpose of updating such description.
     In addition to the foregoing, all documents subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	Description of Securities.
     Not applicable.

ITEM 5.	Interest of Named Experts and Counsel.
     Not applicable.

ITEM 6.	Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee of or agent to the corporation (other than an action by or in the right of the corporation—a “derivative action’’), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.
     Our amended and restated certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law, as in effect from time to time. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:
•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.
     Our amended and restated bylaws and our amended and restated certificate of incorporation provide that, to the fullest extent permitted by the DGCL, as now in effect or as amended, we will indemnify and hold harmless any person made or threatened to be made a party to any action by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was our director or officer, or while our director or officer is or was serving, at our request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer, employee or agent. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking by or on behalf of such person to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.
     We intend to obtain policies insuring our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

ITEM 7.	Exemption from Registration Claimed.
     Not Applicable.

ITEM 8.	Exhibits.

Exhibit
No.	Description
4.1	Amended and Restated Certificate of Incorporation of Live Nation, Inc. (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K filed by Live Nation, Inc. on December 16, 2005)

4.2	Amended and Restated Bylaws of Live Nation, Inc. (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K filed by Live Nation, Inc. on December 23, 2005)

4.3	Rights Agreement dated as of December 21, 2005 between CCE Spinco, Inc. (now known as Live Nation, Inc.) and the Bank of New York (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Live Nation, Inc. on December 23, 2005)

5.1*	Opinion of Fulbright & Jaworski L.L.P.

10.1	Live Nation, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to the current report on Form 8-K filed by Live Nation, Inc. on December 23, 2005)

10.2	Form of Stock Option Agreement under the Live Nation, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the current report on Form 8-K filed December 23, 2005)

10.3	Form of Restricted Stock Award Agreement under the Live Nation, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to the current report on Form 8-K filed December 23, 2005)

23.1*	Consent of Counsel (contained in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page)

*	Filed herewith

ITEM 9.	Undertakings.
(a)     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     That in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California on April 3, 2006.

Live Nation, Inc.
By:	/s/ Alan Ridgeway
Alan Ridgeway
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Rapino and Alan Ridgeway, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Michael Rapino Michael Rapino	Chief Executive Officer and Director (principal executive officer)	April 3, 2006

/s/ Alan Ridgeway Alan Ridgeway	Chief Financial Officer (principal financial officer)	April 3, 2006

/s/ Kathy Willard Kathy Willard	Chief Accounting Officer (principal accounting officer)	April 3, 2006

/s/ Randall T. Mays Randall T. Mays	Chairman of the Board and Director	April 3, 2006

/s/ Mark P. Mays Mark P. Mays	Vice Chairman of the Board and Director	April 3, 2006

/s/ L. Lowry Mays L. Lowry Mays	Director	April 3, 2006

/s/ Henry Cisneros Henry Cisneros	Director	April 3, 2006

/s/ Jeffrey T. Hinson Jeffrey T. Hinson	Director	April 3, 2006

/s/ Connie McCombs McNab Connie McCombs McNab	Director	April 3, 2006

/s/ John M. Simons, Jr. John M. Simons, Jr.	Director	April 3, 2006

/s/ Timothy P. Sullivan Timothy P. Sullivan	Director	April 3, 2006

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Amended and Restated Certificate of Incorporation of Live Nation, Inc. (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K filed by Live Nation, Inc. on December 16, 2005)

4.2	Amended and Restated Bylaws of Live Nation, Inc. (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K filed by Live Nation, Inc. on December 23, 2005)

4.3	Rights Agreement dated as of December 21, 2005 between CCE Spinco, Inc. (now known as Live Nation, Inc.) and the Bank of New York (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Live Nation, Inc. on December 23, 2005)

5.1*	Opinion of Fulbright & Jaworski L.L.P.

10.1	Live Nation, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to the current report on Form 8-K filed by Live Nation, Inc. on December 23, 2005).

10.2	Form of Stock Option Agreement under the Live Nation, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the current report on Form 8-K filed December 23, 2005)

10.3	Form of Restricted Stock Award Agreement under the Live Nation, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to the current report on Form 8-K filed December 23, 2005)

23.1*	Consent of Counsel (contained in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page)

*	Filed herewith